                                                                   Exhibit 10.76



                           RESTRUCTURING SETTLEMENT
                         AND MUTUAL RELEASE AGREEMENT



  This Restructuring, Settlement and Mutual Release Agreement (this "Agreement") is entered into as of this 14th day of April, 1998, by and among Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys representatives, insurers, employees and assigns (collectively with MPI, the "MPI Releasees"), and ORIX Leasing Singapore Limited ("ORIX"), and its predecessors, successors, subsidiaries, affiliates, officers, directors, stockholders, agents, attorneys, representatives, insurers, employees and assigns (collectively with ORIX, the "ORIX Releasees").


                             W I T N E S S E T H:


  WHEREAS, pursuant to Hire Purchase Agreement Nos. H/1875/95-9264, H-1874/95-9263, H/1986/95-9265, H/2212/95-9668, H/0459/96-1061, H/0957/96-1329, H/0959/96-
1331, H/0958/96-1330, H/0069/96-0179 and H/1751/96-2298 by and between MPM
Singapore Pte. Ltd. ("MPM") and ORIX and pursuant to Hire Purchase Agreement No. H/0956-96-1328 by and between Microelectronic Packaging (S) Pte Ltd ("MPS") and ORIX (collectively, the "Agreements"), ORIX leased equipment to MPM and MPS, respectively, each a subsidiary of MPI currently in liquidation, which Agreements call for certain lease payments and interest amounts were thereafter due and payable periodically;

  WHEREAS, MPI entered into a Guarantee and Indemnity with ORIX in connection with each of the Agreements (collectively, the "Guarantees"), pursuant to which MPI agreed to guaranty the obligations of MPM and MPS under the Agreements;

  WHEREAS, MPM and MPS have defaulted on their obligations under the Agreements, such that US$1,610,187 is due and owing to ORIX, and giving rise to MPI's obligations under the Guarantees; and

  WHEREAS, the parties wish to settle all obligations under the Agreements and the Guarantees, and terminate and release all rights and obligations under such documents and all other related agreements, and settle all other disputes that may exist between MPI and each of the other MPI Releasees and ORIX and each of the other ORIX Releasees.

  NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Definitions.
    -----------

    a. "Payment Date" shall mean the calendar date after MPI completes the full performance of its obligations under subsection 2 of this Agreement that the payment to ORIX called for is such subsection have been received.

    b. "Release Date" shall be the calendar date that is ninety (90) days after the Payment Date.

    c. "Insolvency Action" shall mean the commencement of a voluntary or involuntary case against MPI under the United States Bankruptcy Code or an assignment for the benefit of creditors by MPI that is not dismissed within sixty (60) days of its commencement.

    d.  Other defined terms shall have the meanings assigned to them herein.

2.  Settlement.  In order to settle the defaults, amounts owed, debts,
    ----------
liabilities and other obligations pursuant to, in connection with, or arising out of the Agreements and the Guarantees and each of their respective related agreements, letters, documents and instruments (collectively, the "Loan Documents"), MPI agrees that, within six (6) calendar months of the Effective Date, it will pay to ORIX the amount of US$483,056.10, by wire transfer in accordance with the wire transfer instructions provided by ORIX.

3.  Release Procedure.  If and only if no Insolvency Action has occurred, then
    -----------------
effective the Release Date:

    a. ORIX, on behalf of itself and the other ORIX Releasees, agrees as follows:

        i. ORIX, on behalf of itself and each other ORIX Releasee, fully and forever releases and discharges each of the MPI Releasees from and against any and all claims, damages and causes of action they may have against each such person or entity with respect to any matter under the provisions of, arising out or in connection with, the Loan Documents, including any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement set forth in such documents; provided that such release and discharge shall not extend to any claims, damages and causes of actions any ORIX Releasee may have against any MPI Releasee for fraud or wilful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement.

        ii. ORIX agrees that each of the Loan Documents, regardless of whether they are in default, are fully and completely terminated and rendered devoid of legal effect and unenforceable, such that even provisions of the Loan Documents that, according to their terms, survive termination, are terminated and nullified. Further, ORIX acknowledges and agrees that any loan, debt, liability or other obligation created pursuant to or arising out of the Loan

Documents, as well as any writings, agreements, notes or certificates representing such loan, debt, liability or obligations, are canceled and rendered devoid of force and effect.

    b.  MPI, on behalf of itself and the other MPI Releasees, agrees as follows:

        i. MPI, on behalf of itself and each other MPI Releasee, fully and forever releases and discharges each of the ORIX Releasees from any claims, damages, and causes of action it or they may have against any of them with respect to any matter under the provisions of, arising out or in connection with the Loan Documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any MPI Releasee may have against any ORIX Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement.

        ii. MPI acknowledges and agrees that each of the Loan Documents are fully and completely terminated and rendered devoid of force and effect, such that even provisions of the Loan Documents and each of their respective related agreements, letters, documents and instruments that, according to their terms, survive termination, are terminated and nullified.

4.  Confidentiality.  No party to this Agreement shall, except as may be
    ---------------
mandated by statutory or regulatory requirements, as may be required by legal process in the course of actual litigation or in the case of a subpoena, as may be necessary for MPI to negotiate with its creditors, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement or the fact of the payment of said amounts, except that each such party may disclose to each such party's attorneys, accountant or other advisors to whom the disclosure is necessary to effectuate the purposes for which such party has consulted with such professional advisors and except that MPI may file this Agreement with any governmental or regulatory body, describe it and refer to it in any filing it makes pursuant to federal and state securities laws or to its Board of Directors or shareholders.

5.  Representations and Warranties.
    ------------------------------

    a.  MPI.  MPI represents and warrants that:
        ---

        i. It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement. This Agreement (notwithstanding the lack of approval of MPM and MPS), upon execution and delivery by MPI and assuming due and proper execution and delivery by the other parties, will constitute a valid and binding obligation of MPI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

        ii. No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of MPI is required in connection with the execution, delivery and performance of this Agreement by MPI, other than state securities law filings.

        iii. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which MPI is a party or by which it is bound is necessary for the execution, delivery and performance of this Agreement by MPI.

    b.  ORIX.  ORIX represents and warrants that:
        ----

        i. It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement. This Agreement (notwithstanding the lack of approval of MPM and MPS), upon execution and delivery by ORIX, and assuming due and proper execution and delivery by MPI, will constitute a valid and binding obligation of ORIX, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

        ii. No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental or other authority or third party on the part of ORIX is required in connection with the execution, delivery and performance of this Agreement.

        iii. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document or law, ordinance, statute, rule or regulation to which ORIX is a party or by which it or its property is bound is necessary for the execution, delivery and performance of this Agreement.

6.  Miscellaneous.  MPI and ORIX hereby agree as follows:
    -------------

    a.  Severability.  If any provision of this Agreement is found to be
        ------------
unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law. All parties agree that, notwithstanding the lack of execution of this Agreement by MPM and MPS, this Agreement is valid, binding and enforceable on all parties.

    b.  Prior Agreements. This Agreement shall supersede and render null and
        ----------------
void any and all prior agreements between MPI, MPM and/or MPS, on one hand, and ORIX and/or any ORIX Releasee, on the other hand, concerning the subject matter contained herein.

    c.  Successors and Assigns.  This Agreement shall bind and benefit each of
        ----------------------
ORIX and its successors and assigns and shall also bind and benefit each MPI and its successors and assigns. This Agreement may not be assigned by MPI, by operation of law (e.g., merger) or

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

otherwise (e.g., sale of substantially all assets), without the prior written consent of ORIX.

    d.  Governing Law.  This Agreement shall be deemed to have been entered into
        -------------
in the State of California and shall be construed and interpreted in accordance with the laws of California.

    e.  Jurisdiction. The parties to the Agreement hereby (i) irrevocably submit
        ------------
to the jurisdiction of the courts of the State of California, the Federal courts of the United States sitting in the State of California and the courts of Singapore for the purpose of any action or proceeding arising out of or relating to this Agreement and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which any of them now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

    f.  Counterparts. This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    g.  Titles and Subtitles. The titles and subtitles used in this Agreement
        --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    h.  Amendment. No amendment, modification or waiver of this Agreement or any
        ---------
part thereof shall be effective unless it is in writing and is signed by MPI and ORIX. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach or nonfulfillment of or noncompliance with any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

    i.  Termination.  This Agreement may be terminated upon the mutual written
        -----------
consent of MPI and ORIX. ORIX may terminate this Agreement upon three (3) business days' written notice to MPI in the event (i) an Insolvency Action occurs or (ii) MPI commits a material breach of this Agreement. Unless previously terminated pursuant to Section 3 of this Agreement, the Loan Documents shall remain in full force and effect upon any termination of this Agreement.

    j.  Survival of Representations, Warranties, Covenants and Agreements.  The
        -----------------------------------------------------------------
representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

    k.  Notices.  All notices, demands or other communications to be given or
        -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return, receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

              If to ORIX:

              ORIX Leasing Singapore Limited
              331 North Bridge Road #19-01/06
              Odeon Towers, Singapore 188720
              Attn:  Managing Director

              Telephone:  65 339 3622
              Telecopy:   65 339 3966

              If to MPI:

              Attn: President
              Microelectronic Packaging, Inc.
              9577 Chesapeake Drive
              San Diego, CA  92123

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

              Telephone:  (619) 292-7000
              Telecopy:   (619) 292-7881


              with a copy to:

              Brobeck, Phleger & Harrison LLP
              Two Embarcadero Place
              2200 Geng Road
              Palo Alto, California  94303-0913
              Attention:  Warren T. Lazarow, Esq.
              Telephone:  (650) 424-0160
              Telecopy:   (650) 496-2885


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

  l.  Strict Construction.  This Agreement is the result of arms-length
      -------------------
negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                             MICROELECTRONIC PACKAGING, INC.


                             By:    /s/ Denis J. Trafecanty
                                    ----------------------------
                                    Dennis J. Trafecanty
                                    Chief Financial Officer


                             ORIX LEASING SINGAPORE LIMITED



                             By:    /s/ Kwek Chye Teck
                                    ----------------------------
                                    Kwek Chye Teck
                                    Managing Director

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